                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                  DATE OF EVENT REQUIRING REPORT: MARCH 5, 2002


                                  CONNECTIVCORP
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED ON ITS CHARTER)


       333-70663                                         06-1529524
------------------------                    ------------------------------------
(COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NUMBER)


                                    DELAWARE
         --------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                750 LEXINGTON AVE., 23RD FLOOR, NEW YORK, NY 10022
                --------------------------------------------------
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (212) 750-5858
               ---------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5. Other Events

         Effective March 5, 2002, ConnectivCorp (the "Company") filed a shareholder-approved charter amendment which authorizes a one-for-ten reverse stock split of the Company's common stock. Pursuant to the reverse stock split, one new share of common stock will be issued in exchange for every ten outstanding shares of common stock held by the Company's shareholders. The Company will not issue any fractional shares but will round up to the nearest whole share all shares of stock that would result in a fractional share as a result of the reverse stock split.

         The reverse stock split will be effective for shareholders of record on March 12, 2002. The Company will continue to be listed on the Over the Counter Bulletin Board market and will carry the stock symbol CTTV. The Company's common stock is expected to begin trading at the post-split price on March 12, 2002.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(A)  Financial Statements of Business Acquired.

     Not applicable.

(B)  Pro Forma Financial Information.

     Not applicable.

(C)  Exhibits.

     99.1. Registrant's press release dated March 12, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2002.


                                    ConnectivCorp



                                    By:  /s/ ELLIOT GOLDMAN
                                        ---------------------------------
                                        Elliot Goldman, President